Exhibit 99.1
Contact: Richard Crowley
Micrel, Incorporated
2180 Fortune Drive
San Jose, CA 95131
Phone:   (408) 944-0800

                                                       [Micrel Logo]

Press Release

MICREL UPDATES FOURTH QUARTER 2007 OUTLOOK

   San Jose, CA, January 3, 2008 - Micrel, Incorporated (Nasdaq NM: MCRL),
an industry leader in analog, high bandwidth communications and Ethernet IC solutions, today announced that it has revised its revenue and profit outlook
for its fourth fiscal quarter ended December 31, 2007.   Micrel now projects
fourth quarter revenues will be approximately $64 million, compared with the previous guidance issued on October 25, 2007 of $66.5 million to $67.8 million. The shortfall in revenue is primarily a result of lower than anticipated turns-fill orders received during the last few weeks of the fourth quarter. The turns-fill deficit was primarily from China-based wireline communications customers and Korean wireless handset manufacturers, as these customers moderated product deliveries to control inventory levels. Fourth quarter business results in other regions and end markets generally came in as expected. The book-to-bill ratio for the fourth quarter was less than one. The Company's preliminary estimate is that first quarter 2008 revenues will be flat from fourth quarter 2007 levels.

   As a result of the revised revenue projections, fourth quarter earnings per diluted share are expected to be approximately $0.10 to $0.11, compared with the previous guidance issued on October 25, 2007 of $0.13. These revenue and earnings per share figures are estimates pending the final accounting for the quarter and year ended December 31, 2007. Micrel will provide its complete financial results, including its guidance for the first quarter of 2008, in its regularly scheduled 2007 fourth quarter and full year earnings release and conference call. The exact timing and details of the earnings release and conference call will be announced in the near future.

MICREL UPDATES FOURTH QUARTER 2007 OUTLOOK
January 3, 2008
Page 2 of 3

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995
   This press release includes statements that qualify as forward-looking statements under the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements about the following topics: our expectations regarding future financial results, including revenues, earnings, and customer demand. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially. Those risks and uncertainties include, but are not limited to, such factors as: softness in demand for our products; customer decisions to cancel, reschedule, or delay orders for our products; the effect that lead times and channel inventories have on the demand for our products; economic or financial difficulties experienced by our customers; the effect of business conditions in the computer, telecommunications and industrial markets; the impact of any previous or future acquisitions; changes in demand for networking or high bandwidth communications products; the impact of competitive products and pricing and alternative technological advances; the accuracy of estimates used to prepare the Company's financial statements; the global economic situation; the ability of the Company's vendors and subcontractors to supply or manufacture the Company's products in a timely manner; the timely and successful development and market acceptance of new products and upgrades to existing products; softness in the economy and the
U.S. stock markets as a whole; fluctuations in the market price of Micrel's common stock and other market conditions; the difficulty of predicting our future cash needs; the nature of other investment opportunities available to
the Company from time to time; and Micrel's operating cash flow.   For
further discussion of these risks and uncertainties, we refer you to the documents the Company files with the SEC from time to time, including the Company's Annual Report on Form 10-K for the year ended December 31, 2006, and quarterly report on Form 10-Q for the quarter ended September 30, 2007.
All forward-looking statements are made as of today, and the Company disclaims any duty to update such statements.

   About Micrel
   ------------
   Micrel Inc., is a leading global manufacturer of IC solutions for the
worldwide analog, Ethernet and high bandwidth markets.   The Company's
products include advanced mixed-signal, analog and power semiconductors; high performance communication, clock management, Ethernet switch and physical layer transceiver ICs. Company customers include leading manufacturers of

MICREL UPDATES FOURTH QUARTER 2007 OUTLOOK
January 3, 2008
Page 3 of 3


enterprise, consumer, industrial, mobile, telecommunications, automotive, and computer products. Corporation headquarters and state-of-the-art wafer fabrication facilities are located in San Jose, CA, with regional sales and support offices and advanced technology design centers situated throughout the Americas, Europe and Asia. In addition, the Company maintains an extensive network of distributors and sales representatives worldwide.

   For further information, contact Richard Crowley at: Micrel, Incorporated, 2180 Fortune Drive, San Jose, California, 95131,
(408) 944-0800; or visit our website at: http://www.micrel.com.

                                      -###-